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                                                                   EXHIBIT 10.85

PAYMENTS REQUIRED TO BE MADE HEREUNDER ARE SUBORDINATED PURSUANT TO CERTAIN SUBORDINATION AGREEMENTS DESCRIBED HEREIN.

THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") NOR IS SUCH REGISTRATION CONTEMPLATED. THIS NOTE MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER UNLESS REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO IT AND TO ITS COUNSEL TO THE EFFECT THAT ANY SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE ACT, OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

                      SECURED SUBORDINATED PROMISSORY NOTE


U.S. $1,725,000                                                February 19, 1999
                                                            Bellevue, Washington

1. PROMISE TO PAY. FOR VALUE RECEIVED, the undersigned ("Maker"), promises to pay to the order of Advantage Fund II Ltd., a British Virgin Islands corporation ("Holder"), via wire transfer in accordance with written instructions to be provided by Holder not less than three business days prior to any payment date hereunder, the principal sum of U.S. One Million Seven Hundred Twenty-Five Thousand Dollars and No/100 (US $1,725,000.00), together with interest on the unpaid principal balance thereof, as provided below.

2. INTEREST. The outstanding principal balance of this Note shall bear interest at the rate of ten percent (10%) per annum from the date hereof until paid in full (the "Interest Rate"). Interest shall be computed on a daily basis and shall be due and payable in arrears on each March 31, June 30, September 30 and December 31, commencing March 31, 1999. Interest due hereunder is payable in cash.

3. PAYMENT. Principal and any accrued but unpaid interest shall be due and payable in full on June 30, 1999 ("Maturity Date"); provided the Maturity Date shall be automatically extended to September 30, 1999 in the event that on or before June 30, 1999 Maker and one or more third parties have executed a letter of intent that would provide the capital necessary to redeem this Note. Maker hereby covenants to apply the proceeds of any such financing or any other issuance of stock or equity to redeem this Note in accordance with Section 6.18 of the Loan and Security Agreement dated as of even date hereof among Maker, certain subsidiaries of Maker and Holder (the "Loan and Security Agreement"). Payment of principal and interest shall be made only if and to the extent that payment of a distribution to shareholders could be made under Section 23B.06.400 of the Washington Business Corporation Act at the time of such payment of principal or interest.




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4.        DEFAULT INTEREST. If Maker shall fail to pay any interest or principal owing under this Note within five (5) days of the respective payment date, then such unpaid amount shall bear interest at an interest rate equal to the Interest Rate plus eight percent (8%).

5. ATTORNEYS' FEES AND COSTS. If this Note is placed in the hands of an attorney for collection, Maker promises to pay Holder's reasonable attorneys' fees and all costs actually incurred in the collection process. Such fees and costs shall become part of the indebtedness evidenced by this Note, and shall bear interest at the Interest Rate.


6. PREPAYMENT. Maker may prepay all or any portion of the sums due under this Note without notice or penalty at any time.

7. SECURITY AND SUBORDINATION. The indebtedness evidenced by this Note is secured by, and this Note is the "Promissory Note" referred to in, the Loan and Security Agreement. Pursuant to that certain Intercreditor and Subordination Agreement dated as of the date hereof among Maker, Holder, The CIT Group/Credit Finance, Inc. and U.S. Bank National Association (the "Subordination Agreement"), the indebtedness evidenced by this Note is subordinated and junior (i) in right of payment to the payment of certain Senior Indebtedness and Senior Subordinated Indebtedness (as defined in the Subordination Agreement) and (ii) to the enforcement of rights and remedies of the Senior Indebtedness and Senior Subordinated Indebtedness. Pursuant to that certain Subordination Agreement dated as of the date hereof between Maker, Holder, Mark and Abby Salter and the Salter Family Trust (the
"Salter Subordination Agreement"), the indebtedness evidenced by this Note is subordinated and junior (i) in right of payment to the payment of certain Salter Indebtedness (as defined in the Salter Subordination
Agreement) and (ii) to the enforcement of rights and remedies of the Salter Indebtedness.

8..       LIABILITY. Maker hereby waives demand, presentment for payment, protest and notice of protest and of nonpayment and agrees that any modification or extension of the terms of payment made by Holder, with or without notice, at the request of Maker or otherwise, or any release of all or any portion of the security from the lien of Holder's security interest therein, shall not diminish or impair Maker's liability for the payment of all amounts due hereunder.

9. SUCCESSORS AND ASSIGNS. This Note shall be binding upon and inure to the benefit of the Maker and the Holder and their respective successors and assigns.

10. GOVERNING LAW. This Note shall be governed by, and construed and interpreted in accordance with the laws of the State of Washington without giving effect to conflict of laws principles of such state.

11. SEVERABILITY. If any provisions hereof or of any of the instruments securing this Note is invalid or unenforceable in any jurisdiction, the other provisions hereof and thereof shall remain in full force and effect in such jurisdiction and the remaining provisions hereof shall be liberally construed in favor of the Holder hereof in order to effectuate the provisions hereof and of said instruments; and the invalidity of any provision hereof or thereof in any jurisdiction shall not affect the validity or enforceability of any other provisions or of such provisions in any other jurisdiction.

12. MAXIMUM INTEREST RATE. Notwithstanding anything to the contrary contained in this Note, in no event shall the total of all interest or other charges payable under this Note that are or


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could be held to be in the nature of interest exceed the maximum rate permitted to be charged by applicable law.


     ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

MAKER:
RIDE, INC.

By: -------------------------------
    Robert F. Marcovitch, President





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